Exhibit 21.1

Subsidiaries of Cole Real Estate Income Strategy (Daily NAV), Inc.

Entity Name	Jurisdiction of Formation/Incorporation
ARCP AA Ravenswood WV, LLC	Delaware
ARCP AT Oklahoma City OK, LLC	Delaware
ARCP AZ Vandalia OH, LLC	Delaware
ARCP BK Midwest City OK, LLC	Delaware
ARCP DD Austell GA, LLC	Delaware
ARCP DG Ocala FL, LLC	Delaware
ARCP DG Redfield SD, LLC	Delaware
ARCP DG Sioux Falls SD, LLC	Delaware
ARCP DG Stacy MN, LLC	Delaware
ARCP DG Topeka (43rd) KS, LLC	Delaware
ARCP FD Centreville AL, LLC	Delaware
ARCP FD Danville VA, LLC	Delaware
ARCP FD Darby MT, LLC	Delaware
ARCP FD Denton NC, LLC	Delaware
ARCP FD Deridder LA, LLC	Delaware
ARCP FD Hampton AR, LLC	Delaware
ARCP FD Londonderry OH, LLC	Delaware
ARCP FD West Portsmouth OH, LLC	District of Columbia
ARCP GW Oklahoma City OK, LLC	Delaware
ARCP ID Ames IA, LLC	Delaware
ARCP ID Bryan TX, LLC	Delaware
ARCP ID Denton TX, LLC	Delaware
ARCP ID Houston TX, LLC	Delaware
ARCP ID Streetsboro OH, LLC	Delaware
ARCP MF Fairview Park OH, LLC	Delaware
ARCP MT Enid OK, LLC	Delaware
ARCP MT Raleigh NC, LLC	Delaware
ARCP NB Conyers GA, LLC	Delaware
ARCP NT Hoover AL, LLC	Delaware
ARCP OFC Somerset KY, LLC	Delaware
ARCP PM McAllen TX, LLC	Delaware
ARCP RC Avondale AZ, LLC	Delaware
ARCP SH Larned KS, LLC	Delaware
ARCP TC Decatur AL, LLC	Delaware
ARCP WE Mystic CT, LLC	Delaware
ARCP WG Coweta OK, LLC	Delaware
ARCP WG St. Louis MO, LLC	Delaware
Cole AA Macomb Township MI, LLC	Delaware
Cole AA Sedalia MO, LLC	Delaware
Cole CNAV Acquisitions, LLC	Delaware
Cole CV Austin TX, LLC	Delaware
Cole CV Erie PA, LLC	Delaware
Cole CV Mansfield OH, LLC	Delaware
Cole CV Wisconsin Rapids WI, LLC	Delaware

Entity Name	Jurisdiction of Formation/Incorporation
Cole DG Gladwin MI, LLC	Delaware
Cole DG Independence (23rd St.) MO, LLC	Delaware
Cole DG Lexington MI, LLC	Delaware
Cole DG Sardis City AL, LLC	Delaware
Cole DG St. Joseph MO, LLC	Delaware
Cole FD Tatum NM, LLC	Delaware
Cole FE Elko NV, LLC	Delaware
Cole FE Norfolk NE, LLC	Delaware
Cole FE Spirit Lake IA, LLC	Delaware
Cole HC Baton Rouge (Foster) LA, LLC	Delaware
Cole HC Baton Rouge (Howell) LA, LLC	Delaware
Cole JO Roseville MI, LLC	Delaware
Cole KG Cedar Rapids IA, LLC	Delaware
Cole LO Fremont OH, LLC	Delaware
Cole MD Amarillo TX, LLC	Delaware
Cole MD Shawnee OK, LLC	Delaware
Cole MF Gadsden AL, LLC	Delaware
Cole MF Phoenix AZ, LLC	Delaware
Cole MT Algonac MI, LLC	Delaware
Cole MT Loudon TN, LLC	Delaware
Cole MT San Antonio TX, LLC	Delaware
Cole MT Woodbury MN, LLC	Delaware
Cole NG Prescott AZ, LLC	Delaware
Cole OR Fayetteville NC, LLC	Delaware
Cole PM Little Rock AR, LLC	Delaware
Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP	Delaware
Cole SU Merritt Island FL, LLC	Delaware
Cole SW Douglasville GA, LLC	Delaware
Cole SW Lawrenceville GA, LLC	Delaware
Cole TJ Danville IL, LLC	Delaware
Cole TS Brunswick GA, LLC	Delaware
Cole WG Albuquerque (3400 Coors) NM, LLC	Delaware
CRI (Daily NAV), LLC	Delaware
VEREIT FP Mobile AL, LLC	Delaware
Vereit ID Findlay Township PA, LLC	Delaware
VEREIT MT Orland Park IL, LLC	Delaware
VEREIT MT Panama City FL, LLC	Delaware
VEREIT OFC Mount Laurel NJ, LLC	Delaware
VEREIT SH NEPHI UT, LLC	Delaware